SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2003

HEI, Inc.

(Exact name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, including Zip Code)

(952) 443-2500

(Registrant’s telephone number, including area code)

6385 Shady Oak Road, Suite 280, Eden Prairie, MN 55344

(Former name or former address, if changed since last report)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-2.4 Lease dated January 7, 2002
EX-2.5 First Addendum to Lease
EX-2.6 Second Addendum to Lease
EX-2.7 Agreement Re: Additional Security Deposit
EX-23.1 Consent of KPMG LLP

     This filing is an amendment to the previously filed Form 8-K of HEI, Inc., a Minnesota corporation (“HEI”), dated January 24, 2003, regarding HEI’s acquisition of the assets of the Colorado operations of Colorado MEDtech, Inc., a Colorado corporation (“CMED”).

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

The following audited and unaudited financial statements of Colorado MEDtech, Inc.’s Colorado Operations (a business unit of Colorado MEDtech, Inc.) are filed.

(b)  Pro Forma Financial Information.

The following pro forma financial information to give effect to HEI, Inc.’s acquisition of Colorado MEDtech, Inc.’s Colorado Operations (a business unit of Colorado MEDtech, Inc.) is filed.

Page No.

Unaudited consolidated balance sheet for the period ended March 1, 2003 for HEI, Inc.	F-24
Unaudited pro forma combined condensed statements of operations for the six-month period ended March 1, 2003 for HEI, Inc. and December 31, 2002 for Colorado MEDtech, Inc.’s (CMED) Colorado Operations (a business unit of Colorado MEDtech, Inc.) (“AMD”) and for the twelve- month period ended August 31, 2002 for HEI, Inc. and June 30, 2002 for AMD
F-25
Notes to Pro Forma Financial Information	F-27

(c)  Exhibits:

2.1	Purchase Agreement, dated as of January 24, 2003, by and between HEI, Inc. and Colorado MEDtech, Inc.(1)

2.2	Registration Rights Agreement, dated as of January 24, 2003, by and between HEI, Inc. and Colorado MEDtech, Inc.(1)

2.3	Subordinated Promissory Note, dated as of January 24, 2003, issued by HEI, Inc. and accepted by Colorado MEDtech, Inc.(1)

2.4	Lease, dated as of January 7, 2002, by and between Eastside Properties, LLC and Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.(2)

2.5	First Addendum to Lease, dated September 12, 2002, by and between Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.(2)

2.6	Second Addendum to Lease, dated January 23, 2003, and between Eastside Properties, LLC and Colorado MEDtech, Inc., subsequently assigned to HEI, Inc.(2)

2.7	Agreement Regarding Additional Security Deposit, by and between Eastside Properties, Inc. and HEI, Inc.(2)

23.1	Consent of KPMG LLP(2)

(1)	Incorporated hereby by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 24, 2003.

(2)	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC

Dated: April 9, 2003	By	/s/ Steve E. Tondera, Jr.

Steve E. Tondera, Jr. Its: Chief Financial Officer, Treasurer, Vice President Finance and Secretary